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                                                              Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2005, of Agile Funds, Inc. (the "Company").

I, Marc Nicolay, the President and Principal Executive Officer of the Company, certify that:

  (i) the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

  (ii) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:    July 7, 2005


By:       /s/ Marc Nicolay
          ---------------
          Marc Nicolay
          President (Principal Executive Officer)

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This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, 18 U.S.C. Section 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2005 of Agile Funds, Inc. (the "Company").

I, Michael Brady, Treasurer and Principal Financial Officer of the Company, certify that:

  (i) the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

  (ii) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:    July 7, 2005


By:       /s/ Michael Brady
          -----------------
          Michael Brady
          Treasurer (Principal Financial Officer)